Exhibit 99

(d)(2)(ii)

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Series	Annual Sub-Advisory Fee
ING VP Intermediate Bond Portfolio	0.180%